BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Bank of America Reports Quarterly Earnings of $6.8 Billion, EPS $0.63

Record First-Half Net Income of $13.7 Billion

Q2-18 Financial Highlights[1]

- Net income up 33% to $6.8 billion, driven by improved operating performance and the benefits of tax reform
- Diluted earnings per share up 43% to $0.63
- Revenue, net of interest expense, decreased 1% to $22.6 billion; Q2-17 revenue of $22.8 billion included a $793 million pretax gain on the sale of our non-U.S. consumer card business; excluding that gain, revenue up 3%[2]
  - Net interest income (NII) increased $664 million, or 6%, to $11.7 billion, reflecting benefits from higher interest rates, as well as loan and deposit growth[(B)]
  - Noninterest income decreased $884 million, or 7%, to $11.0 billion; prior period includes the $793 million gain referenced above
- Provision for credit losses increased $101 million to $827 million
  - Net charge-off ratio remained low at 0.43%
- Noninterest expense declined $698 million, or 5%, to $13.3 billion
  - Q2-17 expense of $14.0 billion included a $295 million data center impairment charge; excluding that charge, noninterest expense down 3%[2]
- Average loan balances in business segments rose $45 billion, or 5%, to $872 billion
  - Consumer up 6% and commercial up 5%
- Average deposit balances rose $44 billion, or 3%, to $1.3 trillion
- Returned $6.2 billion to shareholders in Q2-18 through common dividends and share repurchases

Q2-18 Business Segment Highlights[1]

Consumer Banking

- Revenue rose 8% to $9.2 billion
- Loans up 7% to $281 billion
- Deposits up 5% to $688 billion
- Merrill Edge brokerage assets up 20%
- 18th consecutive quarter of positive operating leverage
- Combined debit/credit spend up 8% to $148 billion

Global Wealth and Investment Management

- Record client balances of nearly $2.8 trillion
- Pretax margin remains strong at 28%
- Loans increased 7% to $161 billion
- Organic growth of new Merrill Lynch households in 1H-18 up 70% over 1H-17

Global Banking

- Revenue of $4.9 billion
- Firmwide Investment Banking fees of $1.4 billion
- Loans increased 3% to $355 billion
- Deposits increased 8% to $323 billion

Global Markets

- Sales and trading revenue of $3.4 billion, including net debit valuation adjustment (DVA) of $(179) million
- Excluding net DVA, sales and trading revenue up 7% to $3.6 billion[(C)]
  - Equities up 17% to $1.3 billion[(C)]
  - FICC up 2% to $2.3 billion[(C)]

CEO Commentary

"Solid operating leverage and client activity drove earnings higher this quarter. Responsible growth continued to deliver as a driver for every area of the company. We grew consumer and commercial loans; we grew deposits; we grew assets within our Merrill Edge business; we generated more net new households in Merrill Lynch; and we supported more institutional client activity — all of this while we continued to invest in our businesses and began an additional $500 million technology investment, which we intend to spend over the next several quarters, due to the benefits we received from tax reform. Even while making investments in people, technology, new markets and real estate, we managed to lower expenses again this period."

- Brian Moynihan, Chairman and Chief Executive Officer

Financial Highlights	**Three months ended**		
($ in billions, except per share data)	**6/30/2018[3]**	**3/31/2018[3]**	**6/30/2017**
Total revenue, net of interest expense	**$22.6**	$23.1	$22.8
Net income	**$6.8**	$6.9	$5.1
Diluted earnings per share	**$0.63**	$0.62	$0.44
Return on average assets	**1.17%**	1.21%	0.90%
Return on average common shareholders' equity	**10.75**	10.85	7.75
Return on average tangible common shareholders' equity[4]	**15.15**	15.26	10.87
Efficiency ratio	**59**	60	61

[1] Financial Highlights and Business Segment Highlights compare to the year-ago quarter unless noted. Loan and deposit balances are shown on an average basis unless noted.
[2] Represents a non-GAAP financial measure. For additional information, see endnote A.
[3] On December 22, 2017, the Tax Cuts and Jobs Act (the Tax Act) was enacted, which included a lower U.S. corporate tax rate effective in 2018.
[4] Represents a non-GAAP financial measure. For additional information (including reconciliation information), see endnote D.

1

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

CFO Commentary

"This marks the 14th consecutive quarter of positive operating leverage, which drove the improvement in pretax income. In addition, a 5 percent reduction in diluted shares added to EPS growth. Thanks to the hard work and focus of teammates across the firm, we have eliminated or reduced expenses that don't directly contribute to responsible growth in our business lines. Our strong and consistent results have also allowed us to increase our dividend by 25 percent beginning in the third quarter. In the next 12 months, we plan to return $26 billion to shareholders through common dividends and share repurchases."

— Paul M. Donofrio, Chief Financial Officer

Consumer Banking

Financial Results[1]

- Net income increased $852 million, or 42%, to $2.9 billion, driven by solid operating leverage of 9%
- Revenue increased $702 million, or 8%, to $9.2 billion
  - NII increased $659 million, or 11%, driven by higher interest rates and strong deposit and loan growth
  - Noninterest income increased $43 million, or 2%, as higher card income and service charges more than offset lower mortgage banking income
- Provision for credit losses increased $110 million to $944 million, driven by credit card portfolio seasoning and loan growth
  - Net charge-offs increased $105 million to $896 million; net charge-off ratio was 1.28% compared to 1.21%
- Noninterest expense decreased modestly to $4.4 billion as improved productivity offset continued investment in primary sales professionals, financial center builds/renovations and digital capabilities

	Three months ended		
($ in millions)	**6/30/2018**	**3/31/2018**	**6/30/2017**
Total revenue (FTE)[2]	**$9,211**	$9,032	$8,509
Provision for credit losses	**944**	935	834
Noninterest expense	**4,397**	4,480	4,411
Pretax income	**3,870**	3,617	3,264
Income tax expense	**987**	922	1,233
Net income	**$2,883**	$2,695	$2,031

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense. Revenue, pretax income and income tax expense are shown on an FTE basis. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.

Business Highlights[1,2]

- Average deposits grew $35 billion, or 5%; average loans grew $19 billion, or 7%
- Merrill Edge brokerage assets grew $32 billion, or 20%, to $191 billion, driven by strong client flows and market performance
- Combined credit/debit card spending up 8%
- 31 new financial center openings and 349 renovations during the past 12 months
- Digital usage continued to grow
  - Deposit transactions processed on mobile devices exceeded transactions in financial centers for the first time
  - 25.3 million active mobile banking users, up 11%
  - Digital sales grew to 24% of all Consumer Banking sales (see page 8 for more information)
  - Customers logged in to the BAC mobile app 1.4 billion times
  - 35 million person-to-person payments through Zelle®, more than double the year-ago quarter. Users doubled to 4 million during past year
- Efficiency ratio improved to 48% from 52%

	Three months ended		
($ in billions)	**6/30/2018**	**3/31/2018**	**6/30/2017**
Average deposits	**$687.8**	$674.4	$652.8
Average loans and leases	**280.7**	279.6	261.5
Brokerage assets (EOP)	**191.5**	182.1	159.1
Active mobile banking users (MM)	**25.3**	24.8	22.9
Number of financial centers	**4,411**	4,435	4,542
Efficiency ratio (FTE)	**48%**	50%	52%
Return on average allocated capital	**31**	30	22
Total U.S. Consumer Credit Card[2]			
Average credit card outstanding balances	**$93.5**	$94.4	$89.5
Total credit/debit spend	**147.5**	137.4	137.0
Risk-adjusted margin	**8.1%**	8.3%	8.4%

[1] Comparisons are to the year-ago quarter unless noted.
[2] The U.S. consumer credit card portfolio includes Consumer Banking and GWIM.

2

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Global Wealth and Investment Management

Financial Results[1]

- Net income increased $164 million, or 20%, to $968 million
- Revenue increased slightly to $4.7 billion
  - NII decreased $54 million, or 3%, driven by a decrease in average deposit balances and higher interest paid
  - Noninterest income increased $68 million, or 2%, as 10% growth in asset management fees more than offset lower transactional revenue
- Noninterest expense was relatively flat from Q2-17 as higher revenue-related incentives were largely offset by continued expense discipline

	Three months ended		
($ in millions)	**6/30/2018**	**3/31/2018**	**6/30/2017**
Total revenue (FTE)[2]	**$4,709**	$4,856	$4,695
Provision for credit losses	**12**	38	11
Noninterest expense	**3,399**	3,428	3,392
Pretax income	**1,298**	1,390	1,292
Income tax expense	**330**	355	488
Net income	**$968**	$1,035	$804

[1] Comparisons are to the year-ago quarter unless noted.
[2] Revenue, net of interest expense. Revenue, pretax income and income tax expense are shown on an FTE basis. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.

Business Highlights[1]

- Total client balances increased $137 billion, or 5%, to nearly $2.8 trillion, driven by higher market valuations and strong AUM flows over the last year
- Average deposit balances declined $9 billion, or 4%, due primarily to clients continuing to shift balances into investments
- Average loans and leases grew $10 billion, or 7%, driven by mortgage and structured lending
- AUM balances up $110 billion in past 12 months with AUM flows of $74 billion

	Three months ended		
($ in billions)	**6/30/2018**	**3/31/2018**	**6/30/2017**
Average deposits	**$236.2**	$243.1	$245.3
Average loans and leases	**160.8**	159.1	150.8
Total client balances (EOP)	**2,754.2**	2,725.5	2,617.4
AUM flows	**10.8**	24.2	27.5
Pretax margin	**28%**	29%	28%
Return on average allocated capital	**27**	29	23

[1] Comparisons are to the year-ago quarter unless noted.

3

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Global Banking

Financial Results[1]

- Net income increased $278 million, or 16%, to $2.1 billion
- Revenue decreased $117 million, or 2%, to $4.9 billion
  - NII increased $170 million, or 7%, reflecting the benefits of higher interest rates, as well as deposit and loan growth
  - Noninterest income decreased $287 million, or 11%, due to lower investment banking fees and the impact of tax reform on certain tax-advantaged investments
- Provision improved to a benefit of $23 million, driven primarily by reduced reserves due to continued improvement in energy
- Noninterest expense was flat compared to Q2-17

	Three months ended		
($ in millions)	**6/30/2018**	**3/31/2018**	**6/30/2017**
Total revenue (FTE)[2, 3]	**$4,922**	$4,934	$5,039
Provision for credit losses	**(23)**	16	15
Noninterest expense	**2,154**	2,195	2,154
Pretax income	**2,791**	2,723	2,870
Income tax expense	**727**	707	1,084
Net income	**$2,064**	$2,016	$1,786

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[3] Revenue, net of interest expense. Revenue, pretax income and income tax expense are shown on an FTE basis. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.

Business Highlights[1,2]

- Average deposits increased $23 billion, or 8%, to $323 billion
- Average loans and leases grew $10 billion, or 3%, to $355 billion, driven by growth in international and domestic commercial and industrial lending
- Total firmwide investment banking fees (excluding self-led deals) decreased 7% to $1.4 billion, driven by lower advisory fees compared with a record year-ago quarter
- Efficiency ratio remained low at 44%

	Three months ended		
($ in billions)	**6/30/2018**	**3/31/2018**	**6/30/2017**
Average deposits	**$323.2**	$324.4	$300.5
Average loans and leases	**355.1**	351.7	345.1
Total Corp. IB fees (excl. self-led)[2]	**1.4**	1.4	1.5
Global Banking IB fees[2]	**0.7**	0.7	0.9
Business Lending revenue	**2.2**	2.1	2.2
Global Transaction Services revenue	**2.0**	1.9	1.8
Efficiency ratio (FTE)	**44%**	44%	43%
Return on average allocated capital	**20**	20	18

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.

4

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Global Markets

Financial Results[1]

- Net income increased $286 million, or 34%, to $1.1 billion
- Revenue increased $274 million, or 7%, to $4.2 billion, driven by higher sales and trading revenue
- Noninterest expense increased $65 million, or 2%, to $2.7 billion, reflecting higher revenue-related expenses and continued investment in technology
- Average VaR of $30 million remained low[5]

	Three months ended		
($ in millions)	6/30/2018	3/31/2018	6/30/2017
Total revenue (FTE)[2,3]	**$4,221**	$4,786	$3,947
Net DVA[4]	**(179)**	64	(159)
Total revenue (excl. net DVA) (FTE)[2,3,4]	**$4,400**	$4,722	$4,106
Provision for credit losses	**(1)**	(3)	25
Noninterest expense	**2,715**	2,818	2,650
Pretax income	**1,507**	1,971	1,272
Income tax expense	**391**	513	442
Net income	**$1,116**	$1,458	$830
Net income (excl. net DVA)[4]	**$1,252**	$1,409	$929

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.
[3] Revenue, net of interest expense. Revenue, pretax income and income tax expense are shown on an FTE basis. Tax expense compared to prior year impacted by a lower U.S. corporate tax rate.
[4] Revenue and net income, excluding net DVA, are non-GAAP financial measures. See endnote C for more information.
[5] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $17MM, $22MM and $23MM for Q2-18, Q1-18 and Q2-17, respectively.

Business Highlights[1,2]

- Sales and trading revenue increased $207 million, or 6%, to $3.4 billion
- Excluding net DVA, sales and trading revenue increased 7% to $3.6 billion[(C)]
  - FICC revenue of $2.3 billion increased 2%, primarily due to improved performance in macro-related products, partially offset by weakness in credit products
  - Equities revenue of $1.3 billion increased 17%, driven by increased client activity in financing and derivatives
- Average total assets increased $33 billion, primarily due to targeted investments to support clients in both Equities and FICC

	Three months ended		
($ in billions)	6/30/2018	3/31/2018	6/30/2017
Average total assets	**$678.5**	$678.4	$645.2
Average trading-related assets	**473.1**	463.2	452.6
Average loans and leases	**75.1**	73.8	69.6
Sales and trading revenue[2]	**3.4**	4.1	3.2
Sales and trading revenue (excl. net DVA)[(C),2]	**3.6**	4.1	3.4
Global Markets IB fees[2]	**0.7**	0.6	0.6
Efficiency ratio (FTE)	**64%**	59%	67%
Return on average allocated capital	**13**	17	10

[1] Comparisons are to the year-ago quarter unless noted.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities and sales and trading activities.

5

All Other Three months ended Financial Results1 ($ in millions) 6/30/2018 3/31/2018 6/30/2017 2 • Net loss of $247 million, compared to a net loss of Total revenue (FTE) $(300) $(333) $876 $345 million Provision for credit losses (105) (152) (159) • Revenue declined $1.2 billion, driven by a $1.0 billion Noninterest expense 619 976 1,375 reduction from select items Pretax loss (814) (1,157) (340) – Q2-18 results included a $729 million charge in Income tax expense (benefit) (567) (871) 5 other income related to the redemption of certain trust preferred securities, which was largely Net loss $(247) $(286) $(345) offset by a $572 million gain from the sale of 1 Comparisons are to the year-ago quarter unless noted. 2 Revenue, net of interest expense. Revenue, pretax loss and income tax expense (benefit) are non-core mortgage loans shown on an FTE basis. Tax expense compared to prior year impacted by a lower U.S. – Q2-17 results included a pretax gain of $793 corporate tax rate. million from the sale of the non-U.S. consumer Note: All Other consists of asset and liability management (ALM) activities, equity investments, credit card business, which was mostly offset by non-core mortgage loans and servicing activities, the net impact of periodic revisions to the mortgage servicing rights (MSR) valuation model for both core and non-core MSRs and the a $690 million related tax expense related economic hedge results, liquidating businesses and residual expense allocations. ALM activities encompass certain residential mortgages, debt securities, interest rate and foreign • Benefit in provision for credit losses declined $54 currency risk management activities, the impact of certain allocation methodologies and hedge million to $105 million due to a slowing pace of ineffectiveness. The results of certain ALM activities are allocated to our business segments. Equity investments include our merchant services joint venture, as well as a portfolio of equity, portfolio improvement in consumer real estate real estate and other alternative investments. During the second quarter of 2017, we sold our non-U.S. consumer credit card business. • Noninterest expense decreased $756 million to $619 million – Excluding a $295 million data center impairment charge in the year-ago quarter, expense declined $461 million, driven by lower non-core mortgage costs and reduced operational costs from sale of the non-U.S. consumer credit card business in the prior-year quarter 6

Credit Quality Three months ended Highlights1 ($ in millions) 6/30/2018 3/31/2018 6/30/2017 Provision for credit losses $827 $834 $726 • Overall credit quality remained strong across both 2 the consumer and commercial portfolios Net charge-offs 996 911 908 3 • Net charge-offs increased $88 million to $996 Net charge-off ratio 0.43% 0.40% 0.40% million, driven primarily by higher losses in the At period-end consumer credit card portfolio due to seasoning, Nonperforming assets $6,181 $6,694 $7,127 loan growth and storm-related losses Nonperforming assets ratio4 0.66% 0.72% 0.78% – The net charge-off ratio remained low at 0.43% Allowance for loan and lease $10,050 $10,260 $10,875 • The provision for credit losses increased $101 losses million to $827 million Allowance for loan and lease 1.08% 1.11% 1.20% 5 – The net reserve release decreased to $169 losses ratio million from $182 million. The reserve release 1 Comparisons are to the year-ago quarter unless noted. 2 Includes net charge-offs of $31 million in Q2-17 for the non-U.S. consumer credit card loan was driven by continued improvements in portfolio, which was sold during the second quarter of 2017. consumer real estate and energy exposures, 3 Net charge-off ratio is calculated as annualized net charge-offs divided by average outstanding loans and leases during the period. partially offset by seasoning in the consumer 4 Nonperforming assets ratio is calculated as nonperforming loans, leases and foreclosed credit card portfolio and loan growth properties (nonperforming assets) divided by outstanding loans, leases and foreclosed properties at the end of the period. • Nonperforming assets declined $946 million to 5 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses $6.2 billion, driven primarily by loan sales and credit divided by loans and leases outstanding at the end of the period. quality improvement in energy exposures Note: Ratios do not include loans accounted for under the fair value option. • Commercial utilized reservable criticized exposure down $3.3 billion, or 21%, to $12.4 billion 7

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Leadership in high-tech, high-touch

(Figures are for Q2-18 unless otherwise specified)

Bank of America

High-Tech

No. 1 in online banking and digital sales functionality

35.7MM active digital banking users

24% of all Consumer sales through digital

$736B in total payments processed

- **52%** in digital payments

~35MM P2P payments via Zelle®, up **143%** YoY, representing **$10B**

460K digital appointments

J.D. Power 2018 Certified Mobile App

25.3MM active mobile banking users

1.4B mobile channel logins

- **25%** of deposit transactions via mobile device

2,400 auto dealers now participate in our auto digital shopping experience

Launched **Erica** – digital AI assistant available in all 50 states

Launched digital mortgage platform

Named North America's best digital bank and North America's top financial innovator in GTS

~479K digital channel users across our commercial, large corporate and business banking businesses

~29MM Global Markets trades executed per day

Highest number of patents of any financial firm

3,200+ patents awarded or pending

72 Blockchain patents granted or pending

Innovation in wealth management

Merrill Lynch clients can now use their mobile app to scan and send paper documents to their financial advisors

20% increase in active users of the Merrill Lynch mobile platform during past year

High-Touch

4,411 financial centers

- **31** new openings in last 12 months
- **349** renovations in last 12 months

16,050 ATMs

- **10,125** newly replaced or upgraded
- **100%** contactless enabled

Expanding into new markets



Current locations

New financial center markets

Cincinnati	Denver	Minneapolis/St. Paul
Cleveland	Indianapolis	Pittsburgh
Columbus	Lexington	Salt Lake City

47MM Consumer and Small Business relationships

19,350 Wealth advisors in Global Wealth and Investment Management and Consumer Banking

Global footprint serving middle-market, large corporate and institutional clients

35+ countries

79% of the 2017 Global Fortune 500 and **95%** of the U.S. Fortune 1,000 have a relationship with us

Increased client-facing professionals to further strengthen local market coverage

8

BANK OF AMERICA | MERRILL LYNCH | U.S. TRUST | BANK OF AMERICA MERRILL LYNCH

Balance Sheet, Liquidity and Capital Highlights ($ in billions except per share data, end of period, unless otherwise noted)

	Three months ended		
	6/30/2018	3/31/2018	6/30/2017
Ending Balance Sheet			
Total assets	**$2,291.7**	$2,328.5	$2,254.7
Total loans and leases	**935.8**	934.1	916.7
Total loans and leases in business segments (excluding All Other)	**874.6**	869.5	837.8
Total deposits	**1,309.7**	1,328.7	1,263.0
Average Balance Sheet			
Average total assets	**$2,322.7**	$2,325.9	$2,269.3
Average loans and leases[1]	**934.8**	931.9	914.7
Average deposits	**1,300.7**	1,297.3	1,256.8
Funding and Liquidity			
Long-term debt	**$226.6**	$232.3	$223.9
Global Liquidity Sources, average[(E)]	**512**	522	513
Time to required funding (months)[(E)]	**60**	56	49
Liquidity coverage ratio[(E)]	**122%**	124%	n/a
Equity			
Common shareholders' equity	**$241.0**	$241.6	$245.4
Common equity ratio	**10.5%**	10.4%	10.9%
Tangible common shareholders' equity[2]	**$170.9**	$171.3	$175.3
Tangible common equity ratio[2]	**7.7%**	7.6%	8.0%
Per Share Data[3]			
Common shares outstanding (in billions)	**10.01**	10.18	9.88
Book value per common share	**$24.07**	$23.74	$24.85
Tangible book value per common share[2]	**17.07**	16.84	17.75
Regulatory Capital[(F)]			
Basel 3			
CET1 capital	**$164.9**	$164.8	$168.7
Standardized approach			
Risk-weighted assets	**$1,444**	$1,452	$1,405
CET1 ratio	**11.4%**	11.4%	12.0%
Advanced approaches			
Risk-weighted assets	**$1,438**	$1,458	$1,464
CET1 ratio	**11.5%**	11.3%	11.5%
Supplementary leverage			
Supplementary leverage ratio (SLR)	**6.7%**	6.8%	n/a

[1] Includes $6.5 billion of non-U.S. consumer credit card loans in Q2-17. During the second quarter of 2017, we sold our non-U.S. consumer credit card business.
[2] Represents a non-GAAP financial measure. For reconciliation, see pages 18-19 of this press release.
[3] Berkshire Hathaway exercised its warrants to purchase 700 million shares of BAC common stock in Q3-17 using its Series T preferred shares, which resulted in an increase to common shares outstanding.
n/a = not applicable

9

Endnotes A The Corporation has presented a year-over-year comparison of revenue change and noninterest expense change excluding selected items from the three months ended June 30, 2017. This presentation is a non-GAAP financial measure. The Corporation believes this presentation allows investors to compare revenue change and noninterest expense change for the periods presented to take into consideration a gain on the sale of our non-U.S. consumer credit card business and an impairment charge related to certain data centers in the three months ended June 30, 2017. B The Corporation also measures net interest income on an FTE basis, which is a non-GAAP financial measure. FTE basis is a performance measure used in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources, and is consistent with industry practices. Net interest income on an FTE basis was $11.8 billion, $11.8 billion and $11.2 billion for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively. For reconciliation to GAAP financial measures, refer to pages 18-19 of this press release. The FTE adjustment was $154 million, $150 million and $237 million for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively. C Global Markets revenue and net income, excluding net debit valuation adjustments (DVA), and sales and trading revenue, excluding net DVA, are non- GAAP financial measures. Net DVA gains (losses) were $(179) million, $64 million and $(159) million for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively. FICC net DVA gains (losses) were $(184) million, $78 million and $(148) million for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively. Equities net DVA gains (losses) were $5 million, $(14) million and $(11) million for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively. D Return on average tangible common shareholders’ equity is a non-GAAP financial measure. For reconciliation to GAAP financial measures, see pages 18– 19 of this press release. E Liquidity Coverage Ratio (LCR) at June 30, 2018 is preliminary. Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. They do not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions. The LCR represents the consolidated average amount of high-quality liquid assets as a percentage of the prescribed average net cash outflows over a 30-calendar-day period of significant liquidity stress, under the U.S. LCR final rule. Time to required funding (TTF) is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of Bank of America Corporation can be met using only the Global Liquidity Sources held at the BAC parent company and NB Holdings without the BAC parent company issuing debt or sourcing additional liquidity. We define unsecured contractual obligations for purposes of this metric as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation. F Regulatory capital ratios at June 30, 2018 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach at June 30, 2018 and the Advanced approaches at March 31, 2018 and June 30, 2017. Basel 3 transition provisions for regulatory capital adjustments and deductions were fully phased-in as of January 1, 2018. Prior periods are presented on a fully phased-in basis. SLR requirements became effective January 1, 2018. 10

Contact Information and Investor Conference Call Invitation Note: Chief Executive Officer Brian Moynihan and Chief Financial Officer Paul Donofrio will discuss second- quarter 2018 financial results in a conference call at 8:30 a.m. ET today. The presentation and supporting materials can be accessed on the Bank of America Investor Relations website at http://investor.bankofamerica.com. For a listen-only connection to the conference call, dial 1.877.200.4456 (U.S.) or 1.785.424.1732 (international). The conference ID is 79795. Please dial in 10 minutes prior to the start of the call. Investors Investor Call can access replays of the conference call by visiting the Investor Relations website or by calling Information 1.800.934.4850 (U.S.) or 1.402.220.1178 (international) from noon on July 16 through 11:59 p.m. ET on July 23. Investors May Contact: Reporters May Contact: Lee McEntire, Bank of America, 1.980.388.6780 Lawrence Grayson, Bank of America, 1.704.995.5825 lawrence.grayson@bankofamerica.com Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112 Bank of America Bank of America is one of the world’s leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 47 million consumer and small business relationships with approximately 4,400 retail financial centers, approximately 16,100 ATMs, and award-winning digital banking with approximately 36 million active users, including 25 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations across the United States, its territories and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange. Forward-Looking Statements Bank of America Corporation (the “Company”) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Company’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, strategy, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. 11

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Company’s 2017 Annual Report on Form 10-K and in any of the Company’s subsequent Securities and Exchange Commission filings: the Company’s potential claims, damages, penalties, fines and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions, including inquiries into our retail sales practices, and the possibility that amounts may be in excess of the Company’s recorded liability and estimated range of possible loss for litigation exposures; the possibility that the Company could face increased servicing, securities, fraud, indemnity, contribution or other claims from one or more counterparties, including trustees, purchasers of loans, underwriters, issuers, other parties involved in securitizations, monolines or private-label and other investors; the possibility that future representations and warranties losses may occur in excess of the Company’s recorded liability and estimated range of possible loss for its representations and warranties exposures; the Company’s ability to resolve representations and warranties repurchase and related claims, including claims brought by investors or trustees seeking to avoid the statute of limitations for repurchase claims; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Company’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, currency exchange rates, economic conditions, trade policies and potential geopolitical instability; the impact on the Company’s business, financial condition and results of operations of a potential higher interest rate environment; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties; the Company’s ability to achieve its expense targets, net interest income expectations, or other projections; adverse changes to the Company’s credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company’s assets and liabilities; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the potential impact of total loss-absorbing capacity requirements; potential adverse changes to our global systemically important bank surcharge; the potential impact of Federal Reserve actions on the Company’s capital plans; the possible impact of the Company’s failure to remediate the shortcoming identified by banking regulators in the Company’s Resolution Plan; the effect of regulations, other guidance or additional information on our estimated impact of the Tax Act; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation (FDIC) assessments, the Volcker Rule, fiduciary standards and derivatives regulations; a failure in or breach of the Company’s operational or security systems or infrastructure, or those of third parties, including as a result of cyberattacks; the impact on the Company’s business, financial condition and results of operations from the planned exit of the United Kingdom from the European Union; and other similar matters. “Bank of America Merrill Lynch” is the marketing name for the Global Banking and Global Markets businesses of Bank of America Corporation. Lending, derivatives and other commercial banking activities are performed by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, financial advisory and other investment banking activities are performed by investment banking affiliates of Bank of America Corporation (Investment Banking Affiliates), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, which are registered broker-dealers and members of FINRA and SIPC. Investment products offered by Investment Banking Affiliates: Are Not FDIC Insured * May Lose Value * Are Not Bank Guaranteed. Bank of America Corporation’s broker-dealers are not banks and are separate legal entities from their bank affiliates. The obligations of the broker- dealers are not obligations of their bank affiliates (unless explicitly stated otherwise), and these bank affiliates are not responsible for securities sold, offered or recommended by the broker-dealers. The foregoing also applies to other non-bank affiliates. For more Bank of America news, including dividend announcements and other important information, visit the Bank of America newsroom at https://newsroom.bankofamerica.com. www.bankofamerica.com 12

13

Bank of America Corporation and Subsidiaries
Selected Financial Data

(In millions, except per share data)

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
Summary Income Statement	**2018**	2017	**2018**	2018	2017
Net interest income	**$ 23,258**	$ 22,044	**$ 11,650**	$ 11,608	$ 10,986
Noninterest income	**22,476**	23,033	**10,959**	11,517	11,843
Total revenue, net of interest expense	**45,734**	45,077	**22,609**	23,125	22,829
Provision for credit losses	**1,661**	1,561	**827**	834	726
Noninterest expense	**27,181**	28,075	**13,284**	13,897	13,982
Income before income taxes	**16,892**	15,441	**8,498**	8,394	8,121
Income tax expense	**3,190**	4,998	**1,714**	1,476	3,015
Net income	**$ 13,702**	$ 10,443	**$ 6,784**	$ 6,918	$ 5,106
Preferred stock dividends	**746**	863	**318**	428	361
Net income applicable to common shareholders	**$ 12,956**	$ 9,580	**$ 6,466**	$ 6,490	$ 4,745
Average common shares issued and outstanding	**10,251.7**	10,056.1	**10,181.7**	10,322.4	10,013.5
Average diluted common shares issued and outstanding	**10,389.9**	10,876.7	**10,309.4**	10,472.7	10,834.8
Summary Average Balance Sheet					
Total debt securities	**$ 431,133**	$ 430,685	**$ 429,191**	$ 433,096	$ 431,132
Total loans and leases	**933,375**	914,432	**934,818**	931,915	914,717
Total earning assets	**1,980,887**	1,909,136	**1,981,930**	1,979,832	1,922,747
Total assets	**2,324,269**	2,250,575	**2,322,678**	2,325,878	2,269,293
Total deposits	**1,298,973**	1,256,735	**1,300,659**	1,297,268	1,256,838
Common shareholders' equity	**242,009**	244,127	**241,313**	242,713	245,756
Total shareholders' equity	**265,330**	269,347	**265,181**	265,480	270,977
Performance Ratios					
Return on average assets	**1.19%**	0.94%	**1.17%**	1.21%	0.90%
Return on average common shareholders' equity	**10.80**	7.91	**10.75**	10.85	7.75
Return on average tangible common shareholders' equity [1]	**15.21**	11.15	**15.15**	15.26	10.87
Per common share information					
Earnings	**$ 1.26**	$ 0.95	**$ 0.64**	$ 0.63	$ 0.47
Diluted earnings	**1.25**	0.89	**0.63**	0.62	0.44
Dividends paid	**0.24**	0.15	**0.12**	0.12	0.075
Book value	**24.07**	24.85	**24.07**	23.74	24.85
Tangible book value [1]	**17.07**	17.75	**17.07**	16.84	17.75

	June 30 2018	March 31 2018	June 30 2017
Summary Period-End Balance Sheet			
Total debt securities	**$ 438,269**	$ 426,837	$ 434,517
Total loans and leases	**935,824**	934,078	916,666
Total earning assets	**1,948,663**	2,002,678	1,909,192
Total assets	**2,291,670**	2,328,478	2,254,714
Total deposits	**1,309,691**	1,328,664	1,262,980
Common shareholders' equity	**241,035**	241,552	245,440
Total shareholders' equity	**264,216**	266,224	270,660
Common shares issued and outstanding	**10,012.7**	10,175.9	9,878.1

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
Credit Quality	**2018**	2017	**2018**	2018	2017
Total net charge-offs [2]	**$ 1,907**	$ 1,842	**$ 996**	$ 911	$ 908
Net charge-offs as a percentage of average loans and leases outstanding [3]	**0.41%**	0.41%	**0.43%**	0.40%	0.40%
Provision for credit losses	**$ 1,661**	$ 1,561	**$ 827**	$ 834	$ 726

	June 30 2018	March 31 2018	June 30 2017
Total nonperforming loans, leases and foreclosed properties [4]	**$ 6,181**	$ 6,694	$ 7,127
Nonperforming loans, leases and foreclosed properties as a percentage of total loans, leases and foreclosed properties [3]	**0.66%**	0.72%	0.78%
Allowance for loan and lease losses	**$ 10,050**	$ 10,260	$ 10,875
Allowance for loan and lease losses as a percentage of total loans and leases outstanding [3]	**1.08%**	1.11%	1.20%

For footnotes, see page 14.

Current period information is preliminary and based on company data available at the time of the presentation.

14

Bank of America Corporation and Subsidiaries
Selected Financial Data (continued)

(Dollars in millions)

Capital Management	Basel 3		
	June 30 2018	March 31 2018	June 30 2017
Regulatory capital metrics [5]**:**			
Common equity tier 1 capital	**$ 164,872**	$ 164,828	$ 168,704
Common equity tier 1 capital ratio - Standardized approach	**11.4%**	11.4%	12.0%
Common equity tier 1 capital ratio - Advanced approaches	**11.5%**	11.3%	11.5%
Tier 1 leverage ratio	**8.4**	8.4	8.8
Tangible equity ratio [6]	**8.7**	8.7	9.2
Tangible common equity ratio [6]	**7.7**	7.6	8.0

[1] Return on average tangible common shareholders' equity and tangible book value per share of common stock are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Tangible book value per share provides additional useful information about the level of tangible assets in relation to outstanding shares of common stock. See Reconciliations to GAAP Financial Measures on pages 18-19.

[2] Includes non-U.S. credit card net charge-offs of $75 million for the six months ended Q2-17, and $31 million and $44 million for Q2-17 and Q1-17. These net charge-offs represent net charge-offs of non-U.S. credit card loans, which were sold in the second quarter of 2017.

[3] Ratios do not include loans accounted for under the fair value option. Charge-off ratios are annualized for the quarterly presentation.

[4] Balances do not include past due consumer credit card loans, consumer loans secured by real estate where repayments are insured by the Federal Housing Administration and individually insured long-term stand-by agreements (fully insured home loans), and in general, other consumer and commercial loans not secured by real estate; purchased credit-impaired loans even though the customer may be contractually past due; and nonperforming loans held-for-sale or accounted for under the fair value option.

[5] Regulatory capital ratios at June 30, 2018 are preliminary. The Corporation reports regulatory capital ratios under both the Standardized and Advanced approaches. The approach that yields the lower ratio is used to assess capital adequacy, which for CET1 is the Standardized approach at June 30, 2018 and the Advanced approaches at March 31, 2018 and June 30, 2017. Basel 3 transition provisions for regulatory capital adjustments and deductions were fully phased-in as of January 1, 2018. Prior periods are presented on a fully phased-in basis.

[6] Tangible equity ratio equals period-end tangible shareholders' equity divided by period-end tangible assets. Tangible common equity ratio equals period-end tangible common shareholders' equity divided by period-end tangible assets. Tangible shareholders' equity and tangible assets are non-GAAP financial measures. We believe the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. See Reconciliations to GAAP Financial Measures on pages 18-19.

Current period information is preliminary and based on company data available at the time of the presentation.

15

Bank of America Corporation and Subsidiaries

Quarterly Results by Business Segment and All Other

(Dollars in millions)

	Second Quarter 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 9,211	$ 4,709	$ 4,922	$ 4,221	$ (300)
Provision for credit losses	944	12	(23)	(1)	(105)
Noninterest expense	4,397	3,399	2,154	2,715	619
Net income (loss)	2,883	968	2,064	1,116	(247)
Return on average allocated capital [2]	31%	27%	20%	13%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 280,689	$ 160,833	$ 355,088	$ 75,053	$ 63,155
Total deposits	687,812	236,214	323,215	30,736	22,682
Allocated capital [2]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 283,565	$ 162,034	$ 355,473	$ 73,496	$ 61,256
Total deposits	695,530	233,925	326,029	31,450	22,757

	First Quarter 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 9,032	$ 4,856	$ 4,934	$ 4,786	$ (333)
Provision for credit losses	935	38	16	(3)	(152)
Noninterest expense	4,480	3,428	2,195	2,818	976
Net income (loss)	2,695	1,035	2,016	1,458	(286)
Return on average allocated capital [2]	30%	29%	20%	17%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 279,557	$ 159,095	$ 351,689	$ 73,763	$ 67,811
Total deposits	674,351	243,077	324,405	32,320	23,115
Allocated capital [2]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 279,055	$ 159,636	$ 355,165	$ 75,638	$ 64,584
Total deposits	701,488	241,531	331,238	32,301	22,106

	Second Quarter 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [1]	$ 8,509	$ 4,695	$ 5,039	$ 3,947	$ 876
Provision for credit losses	834	11	15	25	(159)
Noninterest expense	4,411	3,392	2,154	2,650	1,375
Net income (loss)	2,031	804	1,786	830	(345)
Return on average allocated capital [2]	22%	23%	18%	10%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 261,537	$ 150,812	$ 345,063	$ 69,638	$ 87,667
Total deposits	652,787	245,329	300,483	31,919	26,320
Allocated capital [2]	37,000	14,000	40,000	35,000	n/m
Period end					
Total loans and leases	$ 265,938	$ 153,468	$ 344,457	$ 73,973	$ 78,830
Total deposits	662,678	237,131	303,205	33,363	26,603

[1] Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices.

[2] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

16

Bank of America Corporation and Subsidiaries

Year-to-Date Results by Business Segment and All Other

(Dollars in millions)

	Six Months Ended June 30, 2018				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 18,243	$ 9,565	$ 9,856	$ 9,007	$ (633)
Provision for credit losses	1,879	50	(7)	(4)	(257)
Noninterest expense	8,877	6,827	4,349	5,533	1,595
Net income (loss)	5,578	2,003	4,080	2,574	(533)
Return on average allocated capital [(2)]	30%	28%	20%	15%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 280,126	$ 159,969	$ 353,398	$ 74,412	$ 65,470
Total deposits	681,119	239,627	323,807	31,524	22,896
Allocated capital [(2)]	37,000	14,500	41,000	35,000	n/m
Period end					
Total loans and leases	$ 283,565	$ 162,034	$ 355,473	$ 73,496	$ 61,256
Total deposits	695,530	233,925	326,029	31,450	22,757

	Six Months Ended June 30, 2017				
	Consumer Banking	GWIM	Global Banking	Global Markets	All Other
Total revenue, net of interest expense (FTE basis) [(1)]	$ 16,792	$ 9,287	$ 9,994	$ 8,654	$ 784
Provision for credit losses	1,672	34	32	8	(185)
Noninterest expense	8,820	6,721	4,317	5,406	2,811
Net income (loss)	3,923	1,577	3,515	2,127	(699)
Return on average allocated capital [(2)]	21%	23%	18%	12%	n/m
Balance Sheet					
Average					
Total loans and leases	$ 259,751	$ 149,615	$ 343,966	$ 69,850	$ 91,250
Total deposits	644,238	251,324	302,827	32,535	25,811
Allocated capital [(2)]	37,000	14,000	40,000	35,000	n/m
Period end					
Total loans and leases	$ 265,938	$ 153,468	$ 344,457	$ 73,973	$ 78,830
Total deposits	662,678	237,131	303,205	33,363	26,603

[(1)] Fully taxable-equivalent (FTE) basis is a performance measure used by management in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices.

[(2)] Return on average allocated capital is calculated as net income, adjusted for cost of funds and earnings credits and certain expenses related to intangibles, divided by average allocated capital. Other companies may define or calculate these measures differently.

n/m = not meaningful

Certain prior period amounts have been reclassified among the segments to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

17 Bank of America Corporation and Subsidiaries Supplemental Financial Data (Dollars in millions) Six Months Ended Second First Second Fully taxable-equivalent (FTE) basis data (1) June 30 Quarter Quarter Quarter 2018 2017 2018 2018 2017 Net interest income $ 23,562 $ 22,478 $ 11,804 $ 11,758 $ 11,223 Total revenue, net of interest expense 46,038 45,511 22,763 23,275 23,066 Net interest yield 2.38% 2.37% 2.38% 2.39% 2.34% Efficiency ratio 59.04 61.69 58.36 59.71 60.62 June 30 March 31 June 30 Other Data 2018 2018 2017 Number of financial centers - U.S. 4,411 4,435 4,542 Number of branded ATMs - U.S. 16,050 16,011 15,972 Headcount 207,992 207,953 210,904 (1) FTE basis is a non-GAAP financial measure. FTE basis is a performance measure used by management in operating the business that management believes provides investors a more accurate picture of the interest margin for comparative purposes. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. See Reconciliations to GAAP Financial Measures on pages 18-19. Certain prior period amounts have been reclassified to conform to current period presentation. Current period information is preliminary and based on company data available at the time of the presentation.

18

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures

(Dollars in millions)

The Corporation evaluates its business based on a fully taxable-equivalent basis, a non-GAAP financial measure. Total revenue, net of interest expense, on a fully taxable-equivalent basis includes net interest income on a fully taxable-equivalent basis and noninterest income. The Corporation believes that this presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The Corporation presents related ratios and analyses (i.e., efficiency ratios and net interest yield) on a fully taxable-equivalent basis. To derive the fully taxable-equivalent basis, net interest income is adjusted to reflect tax-exempt income on an equivalent before-tax basis with a corresponding increase in income tax expense. For purposes of this calculation, the Corporation uses the federal statutory tax rate of 21 percent for the first and second quarters of 2018 and 35 percent for all prior periods. The efficiency ratio measures the costs expended to generate a dollar of revenue, and net interest yield measures the basis points the Corporation earns over the cost of funds.

The Corporation also evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Tangible equity represents an adjusted shareholders' equity or common shareholders' equity amount which has been reduced by goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible common shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average common shareholders' equity. The tangible common equity ratio represents adjusted ending common shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Return on average tangible shareholders' equity measures the Corporation's earnings contribution as a percentage of adjusted average total shareholders' equity. The tangible equity ratio represents adjusted ending shareholders' equity divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities. Tangible book value per common share represents adjusted ending common shareholders' equity divided by ending common shares outstanding. These measures are used to evaluate the Corporation's use of equity. In addition, profitability, relationship and investment models all use return on average tangible shareholders' equity as key measures to support our overall growth goals.

See the tables below and on page 19 for reconciliations of these non-GAAP financial measures to financial measures defined by GAAP for the six months ended June 30, 2018 and 2017 and the three months ended June 30, 2018, March 31, 2018 and June 30, 2017. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. Other companies may define or calculate supplemental financial data differently.

	Six Months Ended June 30		Second Quarter	First Quarter	Second Quarter
	2018	2017	**2018**	2018	2017
Reconciliation of net interest income to net interest income on a fully taxable-equivalent basis					
Net interest income	**$ 23,258**	$ 22,044	**$ 11,650**	$ 11,608	$ 10,986
Fully taxable-equivalent adjustment	**304**	434	**154**	150	237
Net interest income on a fully taxable-equivalent basis	**$ 23,562**	$ 22,478	**$ 11,804**	$ 11,758	$ 11,223
Reconciliation of total revenue, net of interest expense to total revenue, net of interest expense on a fully taxable-equivalent basis					
Total revenue, net of interest expense	**$ 45,734**	$ 45,077	**$ 22,609**	$ 23,125	$ 22,829
Fully taxable-equivalent adjustment	**304**	434	**154**	150	237
Total revenue, net of interest expense on a fully taxable-equivalent basis	**$ 46,038**	$ 45,511	**$ 22,763**	$ 23,275	$ 23,066
Reconciliation of income tax expense to income tax expense on a fully taxable-equivalent basis					
Income tax expense	**$ 3,190**	$ 4,998	**$ 1,714**	$ 1,476	$ 3,015
Fully taxable-equivalent adjustment	**304**	434	**154**	150	237
Income tax expense on a fully taxable-equivalent basis	**$ 3,494**	$ 5,432	**$ 1,868**	$ 1,626	$ 3,252
Reconciliation of average common shareholders' equity to average tangible common shareholders' equity					
Common shareholders' equity	**$ 242,009**	$ 244,127	**$ 241,313**	$ 242,713	$ 245,756
Goodwill	**(68,951)**	(69,616)	**(68,951)**	(68,951)	(69,489)
Intangible assets (excluding mortgage servicing rights)	**(2,193)**	(2,833)	**(2,126)**	(2,261)	(2,743)
Related deferred tax liabilities	**927**	1,522	**916**	939	1,506
Tangible common shareholders' equity	**$ 171,792**	$ 173,200	**$ 171,152**	$ 172,440	$ 175,030
Reconciliation of average shareholders' equity to average tangible shareholders' equity					
Shareholders' equity	**$ 265,330**	$ 269,347	**$ 265,181**	$ 265,480	$ 270,977
Goodwill	**(68,951)**	(69,616)	**(68,951)**	(68,951)	(69,489)
Intangible assets (excluding mortgage servicing rights)	**(2,193)**	(2,833)	**(2,126)**	(2,261)	(2,743)
Related deferred tax liabilities	**927**	1,522	**916**	939	1,506
Tangible shareholders' equity	**$ 195,113**	$ 198,420	**$ 195,020**	$ 195,207	$ 200,251

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.

19

Bank of America Corporation and Subsidiaries

Reconciliations to GAAP Financial Measures (continued)

(In millions, except per share data)

	Six Months Ended June 30 2018	Six Months Ended June 30 2017	Second Quarter 2018	First Quarter 2018	Second Quarter 2017
Reconciliation of period-end common shareholders' equity to period-end tangible common shareholders' equity					
Common shareholders' equity	**$ 241,035**	$ 245,440	**$ 241,035**	$ 241,552	$ 245,440
Goodwill	**(68,951)**	(68,969)	**(68,951)**	(68,951)	(68,969)
Intangible assets (excluding mortgage servicing rights)	**(2,043)**	(2,610)	**(2,043)**	(2,177)	(2,610)
Related deferred tax liabilities	**900**	1,471	**900**	920	1,471
Tangible common shareholders' equity	**$ 170,941**	$ 175,332	**$ 170,941**	$ 171,344	$ 175,332
Reconciliation of period-end shareholders' equity to period-end tangible shareholders' equity					
Shareholders' equity	**$ 264,216**	$ 270,660	**$ 264,216**	$ 266,224	$ 270,660
Goodwill	**(68,951)**	(68,969)	**(68,951)**	(68,951)	(68,969)
Intangible assets (excluding mortgage servicing rights)	**(2,043)**	(2,610)	**(2,043)**	(2,177)	(2,610)
Related deferred tax liabilities	**900**	1,471	**900**	920	1,471
Tangible shareholders' equity	**$ 194,122**	$ 200,552	**$ 194,122**	$ 196,016	$ 200,552
Reconciliation of period-end assets to period-end tangible assets					
Assets	**$ 2,291,670**	$ 2,254,714	**$ 2,291,670**	$ 2,328,478	$ 2,254,714
Goodwill	**(68,951)**	(68,969)	**(68,951)**	(68,951)	(68,969)
Intangible assets (excluding mortgage servicing rights)	**(2,043)**	(2,610)	**(2,043)**	(2,177)	(2,610)
Related deferred tax liabilities	**900**	1,471	**900**	920	1,471
Tangible assets	**$ 2,221,576**	$ 2,184,606	**$ 2,221,576**	$ 2,258,270	$ 2,184,606
Book value per share of common stock					
Common shareholders' equity	**$ 241,035**	$ 245,440	**$ 241,035**	$ 241,552	$ 245,440
Ending common shares issued and outstanding	**10,012.7**	9,878.1	**10,012.7**	10,175.9	9,878.1
Book value per share of common stock	**$ 24.07**	$ 24.85	**$ 24.07**	$ 23.74	$ 24.85
Tangible book value per share of common stock					
Tangible common shareholders' equity	**$ 170,941**	$ 175,332	**$ 170,941**	$ 171,344	$ 175,332
Ending common shares issued and outstanding	**10,012.7**	9,878.1	**10,012.7**	10,175.9	9,878.1
Tangible book value per share of common stock	**$ 17.07**	$ 17.75	**$ 17.07**	$ 16.84	$ 17.75

Certain prior period amounts have been reclassified to conform to current period presentation.

Current period information is preliminary and based on company data available at the time of the presentation.